EXHIBIT 5.1

DLA Piper US LLP
2000 University Avenue
East Palo Alto, CA 94303

December 22, 2006

Jamba, Inc.
1700 17th Street
San Francisco, California 94103

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel to Jamba, Inc., a Delaware corporation ( the ‘‘Company’’), in connection with the preparation and filing of a registration statement on Form S-3 (the ‘‘Registration Statement’’) relating to the registration under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), of 30,879,999 shares of common stock, $0.001 par value (the ‘‘Common Stock’’), of the Company (the ‘‘Shares’’) which may be offered and sold by the selling stockholders named therein.

In connection with the foregoing, we have reviewed the Company’s charter documents and have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim, any obligation to advise the Company or anyone else of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption ‘‘Legal Matters’’ in the Registration Statement and the Prospectus included therein, as originally filed or as subsequently amended. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ DLA Piper US LLP

DLA Piper US LLP